UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 22, 2005

                                  BIOSTEM, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

             Nevada                   000-49933            95-4886472
            --------                  ----------          -----------
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)      Identification No.)

            200 HANNOVER PARK ROAD, SUITE 120, ATLANTA, GA      30350
            ------------------------------------------------------------
             (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (770) 650-1733


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


The Registrant entered into three agreements as follows: an Agreement and Plan of Merger which is subject to certain criteria being satisfied; an Agreement to Purchase Subsidiaries and Cancel Shares; and an Amendment to Consulting Agreement.

MERGER  AGREEMENT
-----------------

     On November 22, 2005, BioStem, Inc., (the "Company" or "BioStem") entered into an Agreement and Plan of Merger (the "Merger Agreement" and the "Merger") with Cryobanks International, Inc., a Delaware corporation ("Cryobanks"). Pursuant to the Merger Agreement, shares of common stock, warrants and preferred stock of Cryobanks which are issued and outstanding immediately prior to the effective date of the Merger ("Effective Date") will be converted into the right to receive common stock of the Company. Pursuant to the Merger, Cryobanks will be merged with and into BioStem Acquisition Company, Inc., a to be formed subsidiary of the Company and a Delaware corporation ("Acquisition Company"), and the separate existence of Cryobanks shall cease. The closing date of the Merger is the business day after satisfaction or waiver of the conditions set forth below ("Closing Date").

     Pursuant to the Merger Agreement, the aggregate number of shares of the Company issued and outstanding immediately prior to the Closing shall be no more than 15,650,000 shares of common stock, and there shall be no more than 2,000,000 warrants outstanding which shall have an exercise price of $1.00 per share.

     Among other conditions described in the Merger Agreement, a material condition to the effectiveness and Closing of the Merger is the successful completion of a financing by Cryobanks which results in net proceeds to Cryobanks of at least $10,000,000 pursuant to a Private Placement, which attempt to sell 10,000,000 shares of Cryobanks preferred stock to investors at $1.00 per share and warrants to purchase 3,000,000 shares of Cryobanks common stock, exercisable at $1.10 per share, on or before the Closing. The preferred shares issued by Cryobanks in such financing will be convertible into one share of the Company for each share of preferred stock issued to such investors. These Company shares (which are in addition to the 120,000,000 shares issued to the holders of Cryobanks common stock and warrants), and 2,000,000 shares which are issuable upon conversion of $2,000,000 of debt of Cryobanks, will not be subject to any restriction or lock-up, and will be registered for resale by the Company on a registration statement.

     Cryobanks has an agreement with the holder of its Series A Preferred Stock, of which there are 7,000,000 shares outstanding, that fifty percent of the proceeds of the above financing will be used to redeem the Series A Preferred Stock at a redemption price of $1.00 per share, up to $10.0 million of gross proceeds, and 100% of gross proceeds in excess of $10.0 million will be used to redeem the balance of such shares of Series A Preferred Stock.

     The boards of directors of both the Company and Cryobanks have approved the merger agreement, and the majority shareholders of both companies have consented to the merger agreement.

     The Merger Agreement shall terminate if the Merger has not been consummated by March 1, 2006, or by the mutual written consent of the Company and Cryobanks, or for any other reason as described in the Merger Agreement.

     Pursuant to the terms of the Merger Agreement, the Company will divest itself of its two operating subsidiaries, and will have no more than $25,000 of accrued but unpaid liabilities on the effective date of the merger. On the effective date of the merger, Cryobanks will merge with and into the Acquisition Company, which will become the surviving corporation in the Merger. All of the outstanding shares of Series A Preferred, Series B Preferred Stock and warrants of Cryobanks will be converted into shares of common stock of the Company at an exchange ratio of 0.852578 (meaning that for each share of Cryobanks stock, the holder will be issued 0.852578 shares of the Company, the "Exchange Ratio"), unless such Series A Preferred Stock, Series B Preferred Stock and warrants are issued pursuant to the planned Private Placement (described below). The total amount of shares to be issued in connection with the conversion of the Series A Preferred Stock, Series B Preferred Stock and warrants shall total 120,000,000 shares of the Company's common stock (the "Merger Consideration"), and such Exchange Ratio shall be adjusted if any shares of the Company's common stock are issued prior to the Closing, by dividing 120,000,000 by the sum of the then outstanding shares of the Company's common stock and warrants.

     Shareholders of Cryobanks, who dissent to the Merger are able to receive payment for their shares (as calculated in the Merger Agreement) in lieu of shares of the Company.

     All warrants to purchase shares of Cryobanks common stock which are outstanding prior to the Merger will be assumed by the Company as provided in the Merger Agreement.

     Upon the Closing of the Merger, the Company will issue 120,000,000 shares of its common stock to the shareholders of Cryobanks, and the board of directors of Cryobanks will be appointed to the Company's board, and the current members of the Company's board will resign. On the effective date of the merger, immediately prior to the merger, the Company will have 15,650,000 shares of common stock outstanding, and warrants to purchase 2,000,000 shares of common stock with an exercise price of $1.00 per share. All other shares currently outstanding shares (159,150,044 shares) will be cancelled in exchange for the transfer by the Company of all of the common stock of its current two operating subsidiaries, BH Holdings, Inc. and ABS Holdings, Inc., to those shareholders canceling shares (as described below under "Agreement to Purchase Subsidiaries and Cancel Shares").

     Subsequent to the Merger, the Company and Cryobanks will cause to be filed a registration statement on Form S-4 registering the issuance of the 120,000,000 shares to the Cryobanks shareholders. Notwithstanding this registration, all of the 120,000,000 shares so issued shall be subject to a one year restriction against transfer, except for approximately 91,879,402 shares held by the majority shareholder of Cryobanks, which will be subject to a six-month lockup.

Agreement to Purchase Subsidiaries and Cancel Shares
----------------------------------------------------

     On November 22, 2005, our Chief Executive Officer, Marc Ebersole, our Directors, Scott Schweber and Christine Ebersole (the "Management Shareholders"), entered into an Agreement to Purchase Subsidiaries and Cancel Shares ("Spinoff Agreement"), with certain shareholders who hold Senior and Junior debentures with the Company (together with the Management Shareholders, the "Security Holders" as described below.) Pursuant to the Spinoff Agreement, the Security Holders agreed to cancel the shares of the Company's common stock which they held in return for the transfer to them of the Company's two wholly owned subsidiaries ABS Holding Company, Inc. ("ABS") and BH Holding Company, Inc. ("BH"). Pursuant to the Spinoff Agreement, each Security Holder will receive one share of both ABS and BH for each four shares of the Company which they hold and the Company will then cancel each share of the Company's common stock which they held.

     Additionally, pursuant to the Agreement to Purchase Subsidiaries and Cancel Shares, Hyde Investments, Ltd. ("Hyde", which the Company currently owes $380,000, in connection with a Senior Debenture agreed to release the Company from any obligations under the Senior Debenture and that in exchange for such release, ABS and BH would both assume 50% of the $380,000 outstanding under the Senior Debenture.

     The Spinoff Agreement is to be effective on the day following the closing of the Merger (described above).

     Pursuant to the Spinoff Agreement, the following Security Holders agreed to cancel the following share amounts:

Marc  Ebersole               122,000,000  shares
Christine  Ebersole            4,000,000  shares
Scott  A.  Schweber            4,000,000  shares
The  Morpheus  Trust           5,460,018  shares
Livingston  Investments        6,200,000  shares
The  Gateway  Real  Estate
  Investment  Trust            5,090,026  shares
Burton  Partners,  LLC         6,200,000  shares
Picasso,  LLC                  6,200,000  shares

  Total                      159,150,044  shares

Assuming the Closing of the Merger and the subsequent closing of the Spinoff Agreement, the Company will no longer have any interest in the operations of ABS and BH, and the shareholders of Cryobanks will become the majority shareholders of the Company.

Amendment to Consulting Agreement
---------------------------------

     On November 23, 2005, we entered into an Amendment to Consulting Agreement ("Amended Agreement") with London Finance Group, Ltd. ("London"), which amended the previous consulting agreement entered into with London on January 5, 2005. The Amended Agreement reduced the number of warrants London was to be issued from 4,000,000 post 4:1 forward split shares to 1,500,000 post 4:1 forward split shares, and increased the exercise price of those warrants from $0.025 to $1.00 per share. The Amended Agreement also changed the expiration of the term of the original consulting agreement from January 31, 2007 to January 31, 2009. Additionally, the Amended Agreement provides for London to receive a consulting fee of $20,000 per month, to be payable the first day of each month covered by the Amended Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     Assuming the closing of the Merger Agreement and Spinoff Agreement described above under Item 1.01 Entry Into a Material Definitive Agreement, of which there can be no assurance as this is subject to various criteria including, but not limited to Cryobanks successful completion of a private placement memorandum resulting in gross proceeds of a minimum of $10,000,000, the Company's operations will no longer include the valet parking and vehicle immobilization operations of BH and ABS and will consist solely of the operations of Cryobanks, described in more detail below.

                    DESCRIPTION OF THE BUSINESS OF CRYOBANKS

     Cryobanks International, Inc. ("CI," or "Cryobanks") is a Delaware corporation, incorporated in May 1999, located in Altamonte Springs, Florida, a suburb of Orlando. Cryobanks believes it is one of the leading companies in the collection, processing, and banking of stem cells derived from the umbilical cord immediately after birth. The units of cord blood ("CB") are processed and stored by the company for use in unrelated transplants (where the donor is a histocompatible match, but is anonymous and unrelated to the recipient) and for personal storage and use. Cryobanks believes that in recent years, cord blood transplants ("CBTs") have become widely recognized as a safe, effective, and in many ways preferable, alternative to bone marrow transplant ("BMT"). Cryobanks believes that there is tremendous potential need for CBTs in the United States and worldwide, and that Cryobanks is well poised to help meet that need.

     Cryobanks was formed in 1994 as a blood and semen banking facility. In mid-1995, CI expanded its scope of business into the field of CB banking. The main goal of Cryobanks is to become the largest provider of cord blood stem cells ("CBSCs") for transplant and research purposes in the world.

     Cord blood contains a very concentrated source of stem cells which ultimately may differentiate into all other cells in the body, such as red or white blood cells, platelets, brain cells, liver cells or any other cell type. Transplanted into humans with a variety of diseases, CBSCs can often reverse or even cure the disease. CB is a non-controversial source of stem cells, as it does not involve the use or destruction of an embryo or fetal tissue and would otherwise be discarded as medical waste. In addition to therapeutic uses through transplant, CB stem cells can be used to develop new therapies and as sources of specific cell types for research purposes. A new legislation, expected to be soon enacted by Congress, underscores the importance of this technology and should create a rapid expansion of a national cord blood inventory. The company is poised to be at the heart of this expansion.

     Cryobanks is engaged in three core businesses, all related to CB collection, storage and use. The first business is the collection and storage of CB units donated by the parents at birth for unrelated cord blood transplants ("Donor Units"). While Cryobanks bears the cost of collection and processing, these Donor Units have three distinct uses for therapeutic purposes: for CB transplant, for research in the discovery of new therapeutics, and for sale of the stem cells for other research purposes. Currently, the company lists its unrelated transplantable units on three key worldwide registries.

     The second business involves the collection of CB units for personal storage ("Storage Units"), to be used, if necessary, by the donor family or its designees. In this case, the donating family pays for collection, processing and storage, plus an annual fee for continued storage.

     The third business involves technology licensing. Cryobanks has been asked by many international groups to help them set up CB collection and storage facilities. Cryobanks has developed a model for assisting other parties in this endeavor and already has agreements to assist in the formation of several facilities, seven in India and one in Greece. Cryobanks plans for the Athens, Greece location to be operational in November 2005. Cryobanks has plans to have the first Indian facility located in New Delhi to be operational in May of 2006, with the next six Indian facilities being opened over the course of the following twenty-four months.

     Other opportunities abound, including the use of donated CB units for research purposes, Cryobanks expects to help sponsor research in areas related to stem cell therapy. In return, Cryobanks will have first rights to licensing and royalty income when and if the therapies based on this research are developed. Due to the long, 10 to 12 year, development time of biological therapeutics, Cryobanks does not expect to see significant revenues from this business within the first five years. Cryobanks has signed one Material Transfer Agreement with a well-known cancer research center and has four other agreements pending.

     While there are about two dozen other companies and not-for-profit laboratories around the United States that are also in the business of collecting CB for donated and personal storage, Cryobanks is the only U.S. facility that accepts CB donations from anywhere in the continental United States every day of the year. Logistical difficulties and cost prohibit many organizations, such as the American Red Cross, from being able to accept cord blood from anywhere other than their immediate local area and, at least in part due to these difficulties; the Red Cross is in the process of exiting its CB collection activities. CI's lab and client services departments operate seven days a week, with a 24-hour a day receiving system, accepting donations from across the country.

     Cryobanks occupies a state-of-the-art facility of approximately 3,700 square feet and has leased an additional 2,500 square feet for expansion to be occupied by December 2005. Currently it has 15 employees, and relies on guidance from a Business Board and an active Scientific and Medical Board of Advisors ("the SAMBA").

     CI is accredited by the American Association of Blood Banks, New York State licensed, and FDA registered. CI also holds memberships in the American Association of Bioanalysts and American Association of Tissue Banks. This effort is leading to our goal of developing the largest database of quality transplantable cord blood stem cell units worldwide. It is the mission of Cryobanks to ensure that anyone in need of a cord blood stem cell transplant will have a matched unit to access.

COMPETITION
-----------

     Cryobanks has two categories of competitors. The first category is the personal storage for fee business. To date, this has been by far the most lucrative area of cord blood banking. For personal storage, a family will pay a large initial fee (usually $1,300 to $2,000) to process and store their cord blood for private use, plus an annual storage fee of $95 to $150. The primary companies in this area are Cord Blood Registry and ViaCell. Cord Blood Registry claims to have stored nearly 240,000 units and has been very successful in raising funds to grow its business. CI offers this service but has not had a marketing budget to date to pursue new clients. Therefore, CI has accumulated to date only approximately 1,836 private storage units. It is the feeling of management that CI could quickly escalate these units from less than 25 per month to 50 per week, with minimal marketing, and could obtain several thousand units per year with substantial marketing. Cryobanks believes that the prices it charges for the storage of cord blood is more competitive than other companies. Additionally, the other companies that offer this service are for-profit companies.

     Another category of competition in the cord blood arena is the collection of unrelated donated units (donations not from relatives), at no charge to the donor. Cryobanks invests its own money to process these units. The units are then placed on international registries with the expectation that these units will be selected for transplant. If a unit is selected for transplant, Cryobanks will receive $19,500 as reimbursement for each transplantable CB unit. Not every unit donated will be selected for transplant and a facility must have a large inventory - estimated at 20,000-or-greater - in order to have sales at a rate of 10 percent. The largest existing inventory is at the New York Blood Center - with 16,000 stored and registered units of which over 1,700 have already been used for transplant. The competing facilities in this category are hospitals and universities that are primarily funded through private or government grants. Historically, processing costs are high and efficiencies are low resulting in the failure or constant start-up/shut-down of their operations. The company has been able to continuously decrease its operating costs to a very low level.

PROPERTIES
----------

     Cryobanks occupies approximately 3,700 square feet of leased space in a free-standing, one-story building in Altamonte Springs, Florida. An additional 2,500 square feet has been leased for expansion to be occupied by December 2005. The facility is centrally located in the Orlando area approximately 30 minutes from the Orlando International Airport. CI has occupied this space for five years and renewed its lease in 2003 for an additional five-year period with the option to extend another five years. CI has its own uninterruptible power source/generator system. The laboratory houses state-of-the-art equipment for microbiology screening, cell counting and general processing of stem cells. The laboratory utilizes controlled rate freezers and long-term nitrogen vapor storage systems. CI has the ability to store more than 30,000 units of cord blood without having to expand its current space. The American Association of Blood Banks accredits Cryobanks' laboratory and operating facility in hematopoietic cell processing activities every two years. The most recent inspection was conducted May of 2005. The Company maintained its certification.

THE  SCIENTIFIC  &  MEDICAL  BOARD  OF  ADVISORS  (SAMBA)
---------------------------------------------------------

Cryobanks relies on a highly acclaimed team of scientists and doctors to provide guidance to its operations and activities.

RISK  FACTORS
-------------

The risk factors described below are only some of the risks associated with the business of Cryobanks, and the Company anticipates disclosing additional risk factors in its amended Form 8-K filing, disclosing the financial statements of Cryobanks. Additionally, investors are encouraged to view the Company's other risk factors relating to its securities and its pre-Merger operations before making an investment in the Company. The use of "Company," "we," or "us," below includes Cryobanks.

Cryobanks  Must  Complete  Ten  Million  Dollar  Private  Placement to Close the
Merger.

The Agreement and Plan of Merger has various conditions precedent in order for the parties to effect the merger, one of which includes Cryobanks raising a minimum of $10,000,000 in a private placement. In the event Cryobanks is successful in raising a minimum of $10,000,000 of which there can be no assurance, $5,000,000 of such funds will be used to redeem $5,000,000 of Cryobanks Series A Preferred Stock.

Dilution  to  Current  Shareholders.

In the event the Agreement and Plan of Merger is successfully completed, this will result in dilution to the Company's shareholders as new stock will be issued in connection with both the Agreement and Plan of Merger as well as the private placement. Such dilution may result in a decrease in our share price.

CBSC transplant procedures will not become popular or will not grow in numbers fast enough to meet projections.

While there is strong indication that CBSC transplants are in many ways superior to the current common practice of bone marrow transplants, and there appears to be an increasing use of CBSC transplants in place of bone marrow transplants, a significant portion of the Company's projected revenues over the next five years is dependent on this trend to continue and increase even more over time. The slowing down of this trend would represent a significant risk to the Company. Further, a major adverse event in the use of cord blood for transplant could adversely affect the Company's main business.

Personal  cord  blood  storage  may  become  less  desirable  than  anticipated.

Some medical groups have recommended that birthing mothers not store cord blood for personal use. Reasons include the low likelihood that the personal unit will ever be used for homogeneic transplant (to the child). If there is a need within a family, there is a greater chance of a match, and the family members could take advantage of the stored unit. While estimations are that with 300,000 registered units in storage there would be sufficient units and matches to treat the world's population in need of transplant, these units are not yet available. A fraction of the Company's intended revenues comes from the projected building of the personal storage units business. Other companies have been able to build banks of 30,000 and 45,000 stored units, indicating the desirability of personal storage and the viability of the business plan. However, the continued popularity of the practice of personal storage of cord blood cannot be guaranteed.

New  technology  replaces  use  of  CB  cells  in  transplant.

Technology related to stem cells, regeneration of blood and immunological function and other therapeutic actions of CB is always being advanced. It is possible that some, currently undiscovered, technology will be able to effect hematopoietic cell rejuvenation or the reversal of specific diseases that CB transfers will be targeting. While advances of these types cannot be ruled out, the time lag for development, regulatory approval, and acceptance likely gives the Company a lead of five to ten years. The Company has entered into an agreement with a patent holder.

A suite of patents held by Biocyte Corporation and its successors PharmaStem Therapeutics have been alleged to require licensing. In October 2003, PharmaStem won a jury verdict against ViaCell, Cryo-Cell International, CorCell and CBR Systems , the four largest personal storage unit companies. Following suit, the trial court invalidated the jury's findings and multiple appeals thereafter followed. Concurrently, the European Patent Office invalidated the patents on the continent of Europe and, after challenge, the United States Patent Office has invalidated one of the underlying patents. Despite these facts, and the fact that the United States patents expire in 2007 , Cryobanks was named as a defendant in a patent infringement suit brought by PharmaStem. Cryobanks has determined the cost and risks of litigation would likely far outweigh costs and risks of entering into a royalty agreement with PharmaStem. Accordingly, an agreement was reached which calls for payment of a sum for past violations and payment of a royalty on an ongoing basis. The agreement terminates if the patents are determined to be invalid or at the expiration of the patents, whichever is first to occur.

Increasing  competition  and  limited  barrier  to  entry.

There is no intellectual property that would prohibit human serum storage companies from entering into the business, or prohibit new companies from being formed in this area. The Company believes that the Federal guidelines regulating cord blood collection and storage will create a significant barrier to entry to many other groups. The Company meets or exceeds all requirements in the new legislation.

Future  economic downturns may adversely affect the ability to grow the Company.

Historically, the general level of economic activity has significantly affected the demand for scientific research and advancement. If the general level of economic activity slows, our clients may not require our services and may delay or cancel plans that involve using our services and technology. Consequently, the time from initial contact with a potential client to the time of sale could increase and the demand for our services could decline, resulting in a loss of revenue harming our business, operating results and financial condition.

We may not be able to grow our client base and revenue because of the number of competitors, resources available to them and the variety of sources of competition we face.

Our future success will depend on our ability to grow and maintain our client base and revenue. This requires that we offer services that are superior to the services being offered by our competitors and that we price our services competitively.

We  may  not  be  able  to  strengthen and maintain awareness of our brand name.

We believe that our success will depend to a large extent on our ability to successfully develop, strengthen and maintain our brand recognition and reputation. In order to strengthen and maintain our brand recognition and reputation, we invest and will need to continue to invest substantial resources in our marketing efforts and maintain high standards for actual and perceived quality, and security. If we fail to successfully promote and maintain our brand name, particularly after incurring significant expenses in promoting our brand name, or encounter legal obstacles which prevent our continued use of our brand name, our business, operating results and financial condition could be materially adversely affected. Moreover, even if we continue to provide quality service to our clients, factors outside of our control, including actions by organizations that are mistaken for us and factors generally affecting our industry, could affect our brand and the perceived quality of our services.

Our business could suffer if financing is not available when required or is not available on acceptable terms.

Our future capital requirements depend on a number of factors, including our ability to grow our revenue. It is possible that we may need to raise additional funds sooner than expected in order to fund expansion, develop new, and enhance existing, services or acquire complementary businesses or technologies or if our revenues are less or our expenses are greater than we expect. Our business could suffer if financing is not available when required or is not available on acceptable terms.

Future  financing  may  be  on  terms  adverse  to  your  interests.

In the past, we have issued and, in the future we may issue, equity or debt securities to raise additional funds. As a result of new issuances, our shareholders may experience significant dilution of their ownership interest and holders of those new securities may have rights senior to those of common shares.

Our business could be adversely affected if we are unable to protect our proprietary technologies.

Our success depends to a significant degree upon the protection of our proprietary technologies and brand names. The unauthorized reproduction or other misappropriation of our proprietary technologies could provide third parties with access to our technologies without payment. If this were to occur, our proprietary technologies would lose value and our business, operating results and financial condition could be materially adversely affected. We rely upon a combination of copyright, trade secret and trademark laws and non-disclosure and other contractual arrangements to protect our proprietary rights. The measures we have taken to protect our proprietary rights, however, may not be adequate to deter misappropriation of proprietary information or protect us if misappropriation occurs. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because of the global nature of our industry. We may not be able to detect unauthorized use of our proprietary information and take appropriate steps to enforce our intellectual property rights. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

We may become subject to burdensome government regulation, which could increase our costs of doing business, restrict our activities and/or subject us to liability.

Uncertainty and new regulations relating to the biotechnology or stem cell storage could increase our costs of doing business, prevent us from providing our services, slow the growth of our business model or subject us to liability, any of which could adversely affect our business, operating results and prospects. In addition to new laws and regulations being adopted, existing laws may be applied to the stem cell research business.

Dependence  on  key  personnel.

Cryobanks is highly dependent upon the efforts of its senior management team, including Dwight C. Brundehler, its President. The loss of the services of such individual could impede the achievement of product development, commercialization, and operational objectives. Cryobanks does not have key personnel life insurance on the life of such individual. Due to the specialized nature of Cryobanks business, Cryobanks is also highly dependent upon its ability to attract and retain qualified key management personnel. There is intense competition for qualified personnel in the areas of Cryobanks' activities. Cryobanks' may have to hire additional personnel to meet its business goals. There can be no assurance that the Company will be able to attract and retain qualified personnel necessary for the development of its business.

The  Company  may  be  exposed  to  product  liability  risks.

The Company faces an inherent risk of exposure to product liability claims if the use of its products results, or is alleged to result in injury to persons who receive stem cell transplants from core blood supplied by the Company. With respect to product liability claims, the Company maintains product liability insurance. There can be no assurance that such insurance will continue to be available at a reasonable cost, or; if available, will adequately cover the Company's liabilities. If the Company does not have adequate insurance, product liabilities relating to defective products could have a material adverse effect on the Company's business, financial condition and results of operations.

The  Company  may have potential weaknesses in intellectual property protection.

The Company intends to rely on a combination of common law trademark rights, U.S. federal registration rights, patent and/or trade secret laws to protect its proprietary rights. The Company received certain patent protection for certain elements of its technology.

There can be no assurance that the Company will be able to enforce its proprietary rights or that it will be granted patent protection. Although the Company's technique for certain of its systems may be trade secrets, it may be independently developed or duplicated. The Company has licensed certain patents from Pharmastem, as discussed elsewhere.

ITEM  5.01  CHANGES  IN  CONTROL  OF  REGISTRANT

     At the Closing of the Merger (described above under "Item 1.01 Entry into a Material Definitive Agreement"), of which there can be no assurance, the officers and Directors of Cryobanks shall be the officers and directors of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. It is possible that the officers and Directors of Cryobanks set forth below may change prior to the Closing of the Merger.

The  officers  and  Directors  of  Cryobanks  are  as  follows:

Dwight C. Brunoehler           Chief Executive Officer, President and
                               Director

Zubair Kazi,                   Chairman of the Board of Directors

M. Osman Siddique              Director

John R. Edwards                Medical Director

Sara H. Irrgang                Co-Medical Director

Pamela Callaghan               Operations Manager

Teresa Black                   Laboratory Supervisor

Julie A. Boone                 Cryobanks' Donor Advocate

DWIGHT C. BRUNOEHLER, PRESIDENT AND CEO

Mr. Brunoehler founded Cryobanks in 1993 as a cryocenter focusing on infertility. In 1995, he shifted the Company's focus towards building a bank of donated unrelated umbilical cord blood for transplantation. He has been instrumental in developing the Company's proprietary collection and processing system to aid in the quality and viability of each unit stored. His skills in public relations have allowed CI to partner with physicians and hospitals nationwide to provide a vehicle that allows patients to donate their baby's cord blood easily and without confusion. This increased attention has also opened many doors engaging Cryobanks in furthering research involving the benefits of cord blood stem cells.

Mr. Brunoehler is an Active Member of the American Society of Hematology, a Founding Member of the International Cord Blood Society, and a member of The Cord Blood Work Group of the World Marrow Donor Association. Mr. Brunoehler has lectured in numerous hospitals and universities throughout the country on the subject of cord blood donation. Mr. Brunoehler's honors have included the Florida Public Relations Association's Golden Image Award of Distinction, being a featured speaker at the National Convention of State Delegates, and numerous awards and accolades in both the corporate and civic arenas including March of Dimes Corporate Volunteer of the Year. He is a graduate of the University of Central Florida.

ZUBAIR  KAZI,  CHAIRMAN  OF  THE  BOARD  OF  DIRECTORS

Owner of Kazi Food Corporation and KMVI, Inc. Mr. Kazi is a highly successful entrepreneur possessing substantial knowledge and resources. Kazi Foods Corporation is the second largest private operator of KFC Restaurants in the United States with over 180 restaurants. KMVI is a management consulting company based in St Thomas, USVI. His investment and business experiences span a wide variety of industries operating nationally and internationally.

US  AMBASSADOR  M.  OSMAN  SIDDIQUE,  DIRECTOR

Ambassador M. Osman Siddique served as the United States Ambassador to Fiji, Tonga, Nauru and Tuvalu (from 1999 to 2001). Prior to his appointment as the United States Ambassador, he was a businessman, entrepreneur and a community leader. He was the Chairman and CEO of ITT/Travelogue, a company he founded in Washington, D.C. in 1976. In 1996, Ambassador Siddique also founded International Travel Technologies (ITT) and acquired TravelNet, Inc. of Columbus, Ohio, a premier technology-based T&E company. He was also the founding member of CorpNet International, a consortium of domestic and international travel management companies with revenues in excess of $1.5 billion. Other ventures co-founded by Ambassador Siddique were in the areas of banking, real estate and international trade. He has been prominently featured in national magazines and newspapers, among them: Forbes, Inc., Success and The Wall Street Journal.

Ambassador Siddique combines an outstanding business track record with a powerful understanding of international businesses and government environments, spanning over 25 years. With a commanding international network including key government and business leaders, especially in the United States, the Asian-Pacific region and the Middle East, he is able to provide a wide range of advice and assistance to businesses, boards and non-profit organizations. He received his MBA from Indiana University in 1974.

JOHN  R.  EDWARDS,  M.D.,  MEDICAL  DIRECTOR.

Dr. John Edwards serves as CI's Medical Director overseeing the medical aspects of CB processing and related services, including donor acceptability and release of CB units for transplantation. He is currently the Director of the Bone Marrow Transplant Center at the Walt Disney Memorial Cancer Institute at Florida Hospital in Orlando, Florida. He was formerly the Director of Pediatric Bone Marrow Transplantation and Assistant Professor of Pediatrics at Vanderbilt University School of Medicine. Dr. Edwards earned his MD degree from the University of Florida College of Medicine and completed his residency training in pediatrics at the University of California, San Francisco. He completed a fellowship in pediatric hematology/oncology and immunology at the University of California, San Francisco and a fellowship in pediatric hematology/oncology/BMT at the University of Florida.

SARA  H.  IRRGANG,  M.D.,  CO-MEDICAL  DIRECTOR.

Dr. Sara Irrgang has served as Medical Director at CI since May 2000 providing medical and technical guidance regarding clinical laboratory practices. She has worked for various agencies as a Medical Examiner for the past 22 years and has worked as a Pathologist for several hospitals. Dr. Irrgang is a Fellow of the College of American Pathologists and is board certified in Anatomic and Clinical Pathology. She earned her MD degree from the Medical College of South Carolina (now Medical University of South Carolina) and completed her pathology residency at Baylor University Medical Center in Dallas, Texas.

PAMELA  CALLAGHAN,  MT  (ASCP)  OPERATIONS  MANAGER

Ms. Callaghan's extensive experience in the biotechnology research environment has afforded her a clear understanding of the stem cell field. She has over six years experience in a clinical laboratory setting, and has experience in project management and systems implementation. Ms. Callaghan is licensed by the State of Florida as a Clinical Laboratory Supervisor in Immunohematology, Hematology, Serology, Clinical Chemistry, and Microbiology as well as a Clinical Laboratory Scientist and is a registered Technologist with the American Society of Clinical Pathologists. She is finishing a PhD in Biomolecular Science at the University of Central Florida's Burnett College of Biomedical Sciences.

TERESA  BLACK,  BS,  BHS,  MT  (ASCP)  LABORATORY  SUPERVISOR

Mrs. Black has been the Laboratory Supervisor at CI since 2002. Her primary responsibility at the Company is technical training and project manager for licensee laboratories. Ms. Black received a Bachelor of Science Degree in Zoology from Western Illinois University in Macomb, IL in 1977 and a Bachelor of Health Science in Medical Technology from Governors State University in University Park, IL in 1979. Subsequently, she was a Staff Technologist at Ingalls Memorial Hospital in Illinois for six years. After that, she was a Staff Technologist for 13 years at North Colorado Medical Center in Greeley, CO. In 1998, Ms. Black took a position as Chief Technologist at University of
Tennessee Medical Center in Knoxville where she had technology and staff management responsibilities. In 2000, she joined the Methodist Medical Center in Oak Ridge, TN as a Staff Technologist. Ms. Black is an active member of American Association of Blood Banks, American Society for Clinical Laboratory Scientists, has been a registered Technologist with American Society for Clinical Pathologist since 1979, and is licensed by the State of Florida as a Clinical Laboratory Supervisor.

JULIE  A.  BOONE,  MS,  BS,  MT  (ASCP),  DONOR  ADVOCATE

As Donor Advocate, Ms. Boone is responsible for making sure that donor rights' are respected, offers education and assistance to the donor regarding the donation process, and ensures donor needs and expectations are met. This is a non-paid position and its purpose is to make sure donors have the opportunity to contact an independent party regarding the donation process. She was previously employed at Cryobanks as Laboratory Manager and Director of Quality Assurance. Prior to joining Cryobanks, Ms. Boone managed groups and a facility for the Orlando Regional Medical Center and for six years managed two doctors' office laboratories, which served over 40 physicians. Over the course of 6 years both facilities maintained Clinical Laboratory Licensure with the State of Florida, national CLIA certification, and COLA accreditation. She currently is employed at Orlando Regional Medical Center as the Laboratory Manager in the Hematology Department.

She received a Bachelor of Science in Medical Technology at the University of New Mexico in Albuquerque. Ms. Boone was accredited as a Medical Technologist by the American Society of Clinical Pathologists and is licensed by the State of Florida as a Clinical Laboratory Supervisor. More recently, she completed a course of study at the University of Central Florida in Orlando and received the degree of Master of Science in Health Science (Administration).

                              CERTAIN TRANSACTIONS
                              --------------------

Conversion  Agreement
---------------------

On October 31, 2005 Cryobanks entered into a Conversion Agreement with its principal shareholder, Kazi Management VI, which provides for a mutual release and the conversion of $7,000,000 of secured debt owed to Kazi Management by the Company in return for the issuance of $7,000,000 of Series A Preferred Stock, and 15,085,743 warrants exercisable at $0.10 per share as compensation for advances and accrued interest made in 2005. Kazi Management agreed to exercise all of its 74,612,600 warrants including the 15,085,743 warrants and was issued 7,461,260 shares of Common Stock in consideration of the Conversion Agreement, and used these shares to exercise all of its warrants on a cashless exercise basis, resulting in a net issuance to Kazi Management of 74,612,600 shares of common stock.

Under the Conversion Agreement, Kazi Management ("KM") has the right to require redemption of up to a maximum of 50% of the Series A Preferred Stock in the event of an equity financing of at least $10,000,000 and up to the balance of the financing if more than $10,000,000 is raised (as described above under the description of Cryobanks planned Private Placement). The Conversion Agreement further provides that upon the merger with Biostem, KM will not be required to agree to any restriction against the sale of its shares beyond 180 days following the registration of the shares issued in the merger. If the shares issued to KM pursuant to the Conversion Agreement are not registered on an effective registration statement prior to June 30, 2006, KM has the right to convert its Series A Preferred Stock to an obligation to pay $1.00 per share of Series A Preferred Stock, which obligation would be added to the $461,260 balance of a secured note still owed to KM by Cryobanks as of October 31, 2005.

Consulting  Agreement
---------------------

Effective March 28, 2005 Cryobanks entered into a Consulting Agreement with Central Software Services, Inc., ("CSSI") a California Corporation wholly owned by Vijay Alimchandani, a business associate of Kazi Management whereby CSSI agreed to provide consulting services related to finding, analyzing, structuring and negotiating acquisitions, joint ventures, alliances and financial and management advice for a term ending December 30, 2006, for compensation of either $50,000 in cash or 1,000,000 shares of Common Stock and a warrant to purchase 500,000 shares of Common Stock at $0.10 per share. Mr. Alimchandani entered into a similar Consulting Agreement with Biostem on November 11, 2005, providing for the issuance by Biostem of 1,500,000 shares and a warrant for 500,000 shares, exercisable at $1.00 per share, which shares of the Company have been issued. The agreement with Biostem provides that if the merger with the Company is not completed by June 30, 2006, the shares and warrants can be cancelled for a nominal payment.

Pre-Emptive  Rights
-------------------

Cryobanks entered into an agreement on July 7, 2005 with Daxor Corporation, Inc., et al., a licensor of certain rights to Cryobanks whereby certain disputes
      -- --
and claims of Daxor were settled, Daxor was granted certain pre-emptive rights to subscribe to the issuance of additional securities including the securities offered in the Private Placement Memorandum. Pursuant to these preemptive rights, Daxor has the right to purchase, at the same purchase price as which such securities are sold, 6% of such securities. This preemptive right terminates 30 days after the consummation of an equity financing of at least $8,000,000 such as the offering covered by Cryobanks planned Private Placement. Pursuant to Mr. Brunoehler's Employment Agreement, he also has pre-emptive rights to purchase 5% of the securities sold in the Private Placement offering at the same price.

Employment  Agreement
---------------------

Effective May 20, 2005, Cryobanks entered into an Employment Agreement with Dwight C. Brunoehler which replaced a prior Employment Agreement. Pursuant to the Employment Agreement Mr. Brunoehler serves as president of Cryobanks for a term of five years at a base compensation of $250,000 per year subject to adjustment, not including bonuses to be determined by the Board of Directors. In addition, on each annual anniversary of the Employment Agreement Mr. Brunoehler is to receive five year stock options to purchase 166,666 shares at the market price. Such options are fully vested upon issuance but automatically expire ninety days following termination. The Employment Agreement also requires Cryobanks to issue to Mr. Brunoehler a number of shares as is required to bring his total beneficial ownership of shares (including options at an exercise price of $0.25 or less) to five percent (5%) of the issued and outstanding shares of Common Stock of Cryobanks. Pursuant to a Finders Agreement of the same date, Mr. Brunoehler is entitled to a 1-1/2% finders fee upon a capital raise, such as the offering covered by the Private Placement.

Convertible  Note
-----------------

Pursuant to a Convertible Note Agreement dated May 25, 2005, Mr. Syed M. Raheel, a business associate of Kazi Management, agreed to loan the Company $2,000,000, convertible into 1.67% percent of the fully diluted shares of the Company. In addition, as part of the Convertible Note transaction Mr. Raheel received a warrant to purchase 1,000,000 shares at $2.00 per share, through May 25, 2012. The Company understands that Mr. Raheel intends to convert his Note in full prior to the effectiveness of the Merger. The Merger Agreement provides that Mr. Raheel will not be subject to the Lock-Up Agreement which will effect the other Cryobanks shareholders.

Settlement  and  Patent  License  Agreement
-------------------------------------------

Cryobanks entered into a Settlement and Patent License Agreement as of June 25, 2004 with Pharmastem Therapeutics, Inc. ("Pharmastem") pursuant to which Cryobanks settled claims by Pharmastem against Cryobanks and other companies engaged in the stem cell banking industry that Cryobanks and others infringed various of its patents.

As part of the Settlement Agreement, Pharmastem granted a non-exclusive, non-transferable license to Cryobanks, to use its patents for the collection, cryopreservation and processing of cord blood and stemcells, subject to the provisions in the Settlement Agreement. Under the Settlement Agreement Cryobanks is required to make a payment to Pharmastem, $25,000 of which has been paid and the balance is evidenced by a Promissory Note which Note becomes due on the effectiveness of the Merger. The Note can be offset through the payment of collection fees payable by Cryobanks to Pharmastem, by increased royalties for certain usages. The Settlement Agreement also provides that Cryobanks is required to pay Pharmastem five percent (5%) of any proceeds received from the sale of any stock to an outside investor, which would be applied towards the payment of the $275,000 balance of the Note.

The Settlement Agreement also provided that Cryobanks would grant Pharmastem a fifteen percent (15%) undivided ownership interest in certain specimens collected and cryopreserved. Pharmastem is entitled under the Settlement Agreement to evidence its fifteen percent (15%) undivided ownership interest in the specimens through a UCC-1 Financing Statement.

The Agreement provides that the standard royalty schedule for family use is as follows: a one time fee of the greater of fifteen percent (15%) of the initial processing charge imposed upon customers for family use or $225 for each specimen collected; fifteen percent (15%) of all storage revenues for family use, with a minimum cash fee of $25 for each specimen stored subject to modification. Also under the Agreement, Pharmastem is entitled to fifteen percent (15%) of revenues generated from any product created for service performed involving expanded stem cells or modified stem cells, as an alternative to the fifteen 15% formula.

The Agreement provided that a transfer of the rights and obligations of Cryobanks in connection with any Merger may require the consent of Pharmastem. The Agreement terminates upon the expiration of the Pharmastem patents which Cryobanks believes will be in two years or on the adjudication of the invalidity of the Pharmastem patents.

Commercial  License  Agreement/India
------------------------------------

Cryobanks entered into a Commercial License Agreement effective the 29th day of September 25, 2005 with Cryobanks International India Private Limited ("Licensee" or "Cryobanks India"), an independent unrelated company. Pursuant to the License Agreement the other party uses the name "Cryobanks" in its corporate name. Under the License Agreement, Cryobanks granted the Licensee an exclusive license to the country of India to utilize its technology and copyrights in consideration of an initial licensing fee of which half has been received to date and a royalty of a percentage of gross revenues. Pursuant to a related Laboratory Management Services Agreement, Cryobanks India agreed to open six additional cord blood processing facilities beyond the initial facility for a total of 7 and agreed to pay a fee to Cryobanks upon the opening of one of more of such additional facilities beyond the first one. This Agreement also granted Cryobanks an equity position in any organization formed by Cryobanks India to manage one or more of such facilities and a commission for providing laboratory management services of a percentage of all sales from such facilities.

License  Agreement  for  Greece
-------------------------------

Effective January 10, 2005, Cryobanks granted an exclusive license to IASO Services S.A. for the collection of cord blood for family use and for the processing of stem cell and the collection processing and cryopreservation of cord blood and stem cells in Greece. IASO is required to pay Cryobanks a one time payment and an ongoing royalty of a percentage of gross sales. The Agreement also grants Cryobanks the right to purchase a non-dilutive equity ownership in IASO, in the event that IASO offers such shares to third parties. The license grants IASO Services the right to expand the territory from Greece to the Czech Republic, Slovakia and Turkey.

Saneron  CCEL  Therapeutics,  Inc.  Agreement
---------------------------------------------

Cryobanks entered into an Agreement on January 30, 2004 with Saneron CCEL Therapeutics, Inc. pursuant to which Cryobanks agreed to provide Saneron with cord blood and engaged Saneron to provide management consulting services to Cryobanks. This Agreement has been terminated, however, Cryobanks believes that Saneron has breached the confidentiality provisions of the Agreement and has otherwise not lived up to its obligations under the Agreement. Cryobanks is reviewing its rights and remedies with respect to Saneron.

Cord  Blood  Collection  Agreements
-----------------------------------

Cryobanks has entered into cord blood collection agreements with Physician Associates of Florida, the Orlando Regional Health Care System, the Long Island College Hospital, the Fetal Diagnostic Center, the Regents of the University of California and with the University of Illinois, College of Medicine at Peoria, pursuant to which these organizations agreed to provide cord blood to Cryobanks in return for payments ranging from $60 to $43 per acceptable cord blood unit. These agreements are terminable by either party on 30 days written notice or at will.

National  Marrow  Donor  Program
--------------------------------

Effective October 1, 2005, Cryobanks entered into an Agreement with the National Marrow Donor Program ("NMDP") pursuant to which Cryobanks is participating as an NMDP cord blood bank to facilitate stem cell transplants to patients, to evaluate the safety and efficacy of those transplants in accordance of NMDP's Investigational New Drug Application. According to this Agreement, NMDP will reimburse Cryobanks in accordance with Federal Regulations. Under the Agreement, Cryobanks is responsible for donor recruitment, cord blood unit banking, cord blood unit registration, and cord blood shipping, as set forth in the Agreement. The Agreement provides that each party grants the other party a non-exclusive, non-transferable, revocable and fully paid license to use certain data and information generated under the Agreement. The Agreement provides that title of inventions conceived or reduced to practice by NMDP shall be the property of NMDP and title to inventions conceived or reduced to practice by Cryobanks shall be the property of Cryobanks subject to the provisions of the Agreement. The Agreement is terminable by either party on sixty days notice.

Equipment  Lease
----------------

Effective July 15, 2002, Cryobanks entered into an Equipment Lease Agreement with Kazi Management VI pursuant to which Kazi Management ('KM") leased certain laboratory equipment for a period of 89 months at a rent of $1,600 per month. Cryobanks intends to apply approximately $146,000 from the proceeds of the private placement offering to pay off the balance of the equipment lease obligation.

Lease
-----

Cryobanks signed a Second Amendment to Lease Agreement July 25, 2005 with Lasbury Family Limited, an unrelated Lessor for an extended six year term covering its facilities in the building at Alta Monte Springs, Florida, consisting of 6,120 square feet, at monthly rent ranging from $5,865 in the first year to $7,140 in the sixth year, plus its pro rata share of operating expenses.

London  Finance  Group,  Ltd.
-----------------------------

Pursuant to a term sheet dated November 1, 2005, London Finance Group, Ltd. ("LFG") agreed, if requested by Cryobanks, to use its best efforts to assist the post-merger company in the completion of an additional financing of at least $5,000,000, based on the then existing market capitalization of the post-merger company. LFG also agreed to assist as a financial advisor in identifying investment banking, venture capital and other financial firms that the post-merger company may consider retaining. LFG is a warrant holder in the Company, and has a consulting agreement with the Company, which will remain in effect post-merger.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(A)  Financial  Statements  of Cryobanks:

     To  be  provided  by  a  subsequent  amendment  to  this  Form  8-K.

(B)  Pro  Forma  Financial  Information:

     To  be  provided  by  a  subsequent  amendment  to  this  Form  8-K.

(c)  Exhibits.

Exhibit  No.  Description
-----------   -----------

2.1*          Agreement  and  Plan  of  Merger
2.2*          Subsidiary  Transfer  Agreement
10.1*         Amendment  to  Consulting  Agreement

*  Filed  as  an  Exhibit  to  this  Form  8-K

         --------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTEM,  INC.

By:  /s/  Marc  Ebersole
---------------------------
Marc  Ebersole
Chief  Executive  Officer

Dated:  November  28,  2005

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